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                                                                     EXHIBIT 3.5
                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                       OF

                                   FCTR, INC.


          FCTR, Inc., a Delaware corporation, hereby certifies as follows:

          The name of the corporation is FCTR, Inc. The name under which this corporation was originally incorporated was FCTR, Inc., and the date of filing of its original certificate of incorporation with the Secretary of State of Delaware was July 9, 1997. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with sections 228, 242 and 245 of the Delaware General Corporation Law. The sole stockholder has consented in writing to the adoption of this Amended and Restated Certificate of Incorporation. The certificate of incorporation of this corporation is hereby amended and restated to read in full as follows:

          FIRST:   The name of this corporation is FCTR, Inc. (hereinafter
called the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:   The nature of the business and of the purposes to be
conducted and promoted by the Corporation, is to engage solely in the following activities:

          (a) To issue certain commercial paper notes (the "Notes") pursuant to a Depositary Agreement, dated as of August 7, 1997 (the "Depositary Agreement"),
                                                         --------------------
by and between the Corporation and Citibank, N.A., a national banking association, as depository and liquidity agent ("Citibank" and, in such
                                                 --------
capacities, the "Depositary" and the "Liquidity Agent," respectively), and a
                 ----------           ---------------
Dealer Agreement, dated as of August 7, 1997 (the "Dealer Agreement"), by and
                                                   ----------------
among the Corporation, RCTR, Inc., a Delaware corporation ("Leasco"), and
                                                            ------
Citicorp Securities, Inc., a Delaware corporation ("CSI") and Lehman Brothers,
                                                    ---
Inc. (together with CSI, Citibank and any other dealers for commercial paper notes engaged by the Corporation from time to time that agree to become parties to the Collateral Agreement (as defined herein), the "Dealers").
                                                      -------
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          (b)  To obtain certain liquidity commitments from certain financial institutions (the "Liquidity Lenders") to make liquidity advances from time to
                   -----------------
time in connection with the issuance of the Notes pursuant to a Liquidity Agreement, dated as of August 7, 1997 (the "Liquidity Agreement"), among the
                                            -------------------
Corporation, the Liquidity Lenders and Citibank, as Liquidity Agent.

          (c) To provide as security for borrowings pursuant to the Liquidity Agreement an assignment of the Corporation's rights under the Loan Agreement (as defined herein) and in the collateral for Loans pursuant thereto, and to provide for the repayment or payment of all amounts at any time and from time to time owing by the Corporation to the Liquidity Lenders or the Liquidity Agent under or in connection with the Liquidity Agreement or the Collateral Agreement (as defined herein) and all amounts owing at any time and from time to time by the Corporation to the holders of the Notes (the "Holders") or the Depositary or
                                              -------
owing to the Collateral Agent (as defined herein) or owing to the Dealers under the Dealer Agreement pursuant to the Collateral Agreement, dated August 7, 1997 (the "Collateral Agreement"), by and among the Corporation, Citibank, as
      --------------------
Liquidity Agent under the Liquidity Agreement and Depositary under the Depositary Agreement, acting on its own behalf and on behalf of the Holders, Citibank USA, Inc., as collateral agent (the "Collateral Agent") for itself and
                                              ----------------
the Liquidity Lenders, the Liquidity Agent, the Depositary on behalf of the Holders, and the Dealers.

          (d)  To make loans (the "Loans") to Leasco pursuant to a Loan
                                   -----
Agreement, dated as of August 7, 1997 (the "Loan Agreement"), by and between the
                                            --------------
Corporation and Leasco, and to take as collateral for such Loans a security interest in the Vehicles (as defined in the Liquidity Agreement) and in Leasco's interest in the Vehicle Title Nominee Agreement dated as of October 17, 1996 by and between Ryder Truck Rental Inc., a Florida corporation, and Leasco, as such agreement may be modified and amended from time to time.

          (e) To enter into, perform and comply with such other agreements as are necessary and desirable to effectuate the activities described in clauses
(a), (b), (c) and (d) of this Article THIRD (such other agreements, together with the Depositary Agreement, the Dealer Agreement, the Liquidity Agreement, the Collateral Agreement and the Loan Agreement, the "Transaction Documents");
                                                      ---------------------
and

          (f) To engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of Delaware that, in either case, are incidental to and necessary or convenient for the accomplishment of the above-mentioned purposes.
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          FOURTH:  The total number of shares of all classes of stock that the
Corporation is authorized to issue is one thousand (1,000) shares, all of which shares shall be common stock, $.01 par value per share ("Common Stock"). All
                                                         ------------
shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

          (a)  Voting Rights.  Except as set forth herein or as otherwise
               -------------
required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

          (b)  Dividends and Other Distributions.  The Corporation, with the
               ---------------------------------
affirmative vote of all the members of the Board of Directors (which must include the affirmative vote of all duly appointed or elected Independent Directors), may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of all Common Stock share and share alike.

          (c)  Liquidation.  In the event of any voluntary or involuntary
               -----------
liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

          FIFTH:    In furtherance and not in limitation of the powers conferred by statute, the Corporation's Board of Directors is expressly authorized to alter, amend, repeal or adopt the By-Laws of the Corporation; provided, however,
                                                              --------  -------
that any such alteration, amendment, repeal or adoption that relates to or affects in any way the criteria for, or the qualifications of, an "Independent Director" (as such term is defined in the Seventh Article hereof), or the requirement that the Corporation maintain at least two Independent Directors, or
Article VI thereof, must, in each case, receive the prior affirmative vote or written consent of each Independent Director.

          SIXTH:    Elections of directors need not be by written ballot unless, and to the extent, so provided in the Corporation's By-Laws.

          SEVENTH: The Corporation shall at all times, except as noted hereafter, have at least two directors (each an "Independent Director") each of whom is not, and never was, (a) a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any Person that has received any benefit (excluding, however, any compensation received by the directors, in such Person's capacity as such director) in any form whatsoever from, or any Person that has provided any service (excluding, however, any service provided by such director, in such Person's capacity as director) in any form whatsoever to, Ryder TRS, Inc. ("TRS") or Leasco or any of their Affiliates or associates, or (b) any Person
  ---
owning beneficially, directly or indirectly, any outstanding shares of common stock of TRS or Leasco or any of their Affiliates, or a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any Person that has provided any service (excluding, however, any compensation received by such director, in such Person's capacity as such director) in any form whatsoever from or any Person that has provided any service (excluding, however, any service provided by such director, in such Person's capacity as such Affiliates or associates; provided that the ownership of up to 5% of any class
                          --------
of stock (other than stock of the Corporation) listed on a national securities exchange shall not prevent an individual from meeting the foregoing requirements. Further, if any individual who would otherwise satisfy the requirements set forth in clauses (a) and (b) above was at one time an Independent Director of TRS or a Subsidiary of TRS, such individual shall be considered to satisfy clause (a) above despite such prior affiliation. For purposes of this Article SEVENTH, a "Person" means any natural person,
                                     ------
corporation, business trust, joint venture, association, company, limited liability company, trust, unincorporated origination or Governmental Authority, and "Affiliate" means, with respect to any specified Person, another Person that
     ---------
directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of the definition of Affiliate, "control" means the power to direct the
                                 -------
management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and
                                                               ----------
"controlling" have meanings correlative to the foregoing.
 -----------

          EIGHTH:  1.  Indemnification.  The Corporation shall indemnify to the
                       ---------------
fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation, may at its discretion, indemnify
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employees or agents of the Corporation to the same or lesser extent as set forth in the preceding sentence.

          2.  Payment of Expenses.  Expenses (including attorneys' fees)
              -------------------
incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Corporation) or may (in the case of any action, suit or proceeding against a trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

          3.  Nonexclusivity of Provision.  The indemnification and other rights
              ---------------------------
set forth in this Article EIGHTH shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

          4.  Effect of Repeal.  Neither the amendment nor repeal of this
              ----------------
Article EIGHTH, subparagraph 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article EIGHTH, subparagraph 1, 2, or 3, shall eliminate or reduce the effect of this Article EIGHTH, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article EIGHTH, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

          5.  Limitation on Liability.  No director or officer shall be
              -----------------------
personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

   (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

   (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

   (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

    (iv) shall have derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         NINTH: Subject to the limitations regarding Independent Directors in the Seventh Article, to the extent permitted under the General Corporation Law of the State of Delaware, any person (including, but not limited to, stockholders, directors, officers and employees of the Corporation or any affiliate of the Corporation) may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Corporation or otherwise, and neither the Corporation nor its stockholders shall have any right in or to such independent ventures or to the income or profits derived therefrom.

         TENTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law, the Corporation shall not do any of the following:

         (a) Engage in any business or activity other than as set forth in the Third Article hereof.

         (b) Without the affirmative vote of all of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed or elected Independent Directors, except with respect to clause
(viii) below (and clause (ix) below to the extent relating to such clause
(viii)) for which the affirmative vote of only one duly appointed or elected Independent Director is required), (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it,
(iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due, (vii) dividend, lend or otherwise advance to TRS any monies and other funds held by the Corporation that do not need to be retained by the Corporation with respect to the issuance of Notes, debt service owed under the Transaction Documents or the satisfaction of any other obligations of the Corporation reasonably relating thereto, (viii) provide any guarantee, indemnity, subrogation or contribution or grant any security interest, including, without limitation, with respect to the Trucks, or
(ix) take any corporate action in furtherance of the actions set forth in clauses (i) through (viii) of this paragraph.

          (c) Merge or consolidate with any other corporation, company or entity or sell, lease or otherwise transfer all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity, unless, in the case of any such transaction, (i) all of the members of the Board of Directors of the Corporation (which must include all duly appointed or elected Independent Directors) affirmatively vote in favor of such transaction, (ii) such transaction is expressly permitted by the Transaction Documents and (iii) except if the Corporation is the surviving corporation in any such merger, consolidation, sale or other transfer, such other corporation, company or entity expressly assumes all the Company's obligations and has a certificate of incorporation that (x) contains provisions identical to those in the Restricted Articles (as defined below) and (y) does not contain any provision inconsistent with the Restricted Articles.

          (d) Incur any Indebtedness in violation of Section 8.02 of the Liquidity Agreement.

          ELEVENTH: The Corporation shall ensure at all times that (a) it conducts its business from an office that is separate and distinct from those of the other members of the Related Corporate Group, even if such office space is subleased from, or is on or near premises occupied by any of the foregoing; (b) it maintains separate corporate records and books of account from those of each of the other members of the Related Corporate Group; (c) none of the Corporation's assets will be commingled with those of any of the other members of the Related Corporate Group; and (d) any employee, consultant or agent of the Corporation and any other operating expense incurred by the Corporation will be paid from the assets of the Corporation.

          TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter provided herein or by statute and all rights, preferences and privileges conferred by this Certificate of Incorporation upon stockholders, directors or any other person are granted subject to such right; provided, however, that the Corporation shall not amend, alter, change or repeal
--------  -------
any provision of the Third, Fifth, Seventh, Tenth, Eleventh, Twelfth or Thirteenth Article of this

Certificate of Incorporation (the "Restricted Articles") without the affirmative
                                   -------------------
vote of all duly appointed and elected Independent Directors; and provided,
                                                                  --------
further, that the Corporation shall not amend, alter or change any provision of
-------
any Article other than the Restricted Articles so as to be inconsistent with the Restricted Articles.

          THIRTEENTH: When exercising any vote provided for in the Seventh and Twelfth Articles or in clause (a) or (c) of the Tenth Article hereof, each director shall cast its vote recognizing that it owes its fiduciary duty or other obligation with respect to such vote to the Corporation (including, without limitation, the Corporation's creditors) as well as to the stockholders of the Corporation. When exercising any vote on whether the Corporation will take any action described in paragraph (b) of the Tenth Article hereof, each Director shall cast its vote recognizing that it owes its primary fiduciary duty or other obligation with respect to such vote to the Corporation (including, without limitation, the Corporation's creditors) and not to the stockholders of the Corporation (except as may specifically be required by the law of any applicable jurisdiction). Every stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholder's consent to this Certificate of Incorporation.

          IN WITNESS WHEREOF, FCTR, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Steven R. Davison, its Vice President and Treasurer, this 6 day of August, 1997.


                                            /s/ STEVEN R. DAVISON
                                          --------------------------------------
                                          Steven R. Davison
                                          Vice President and Treasurer